EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form F-1 of Ohmyhome Limited of our report dated December 11, 2023, with respect to our audits of financial statements of Simply Sakal Pte. Ltd. (Collectively the “Company”) as of December 31, 2021 and 2022 and for each of the years in the two-year period ended December 31, 2022.

We also consent to the reference to our firm under the heading “Experts” in the above mentioned Registration Statement.

San Mateo, California	WWC, P.C.
February 13, 2024	Certified Public Accountants
PCAOB ID: 1171